Exhibit 10.5

SUBSCRIBER EQUIPMENT TECHNOLOGY AGREEMENT

(Manufacturing)

This Subscriber Equipment Technology Agreement (“AGREEMENT”) is effective as of September 30, 2002 by and between Motorola Inc., a Delaware corporation, acting though its Commercial Government Industrial Solutions Sector, with principal offices located at 1303 East Algonquin Road, Schaumburg, IL 60196 (“MOTOROLA”), and SE Licensing LLC, a Delaware limited liability company, with offices located at 1600 Wilson Boulevard, Suite 1000, Arlington, VA 22209 (“SEL”). MOTOROLA and SEL may be referred to individually as “party” and jointly as the “parties.”

BACKGROUND

WHEREAS, MOTOROLA has valuable technology, including but not limited to computer software, know-how and experience with respect to the design, manufacture and testing of subscriber equipment that operates on the Iridium system; and

WHEREAS, MOTOROLA has been performing certain tasks related to furnishing Iridium subscriber handset products and accessories to Iridium Satellite LLC (“ISLLC”) pursuant to Section 5 of the Transition Services, Products and Asset Agreement (as amended, supplemented or otherwise modified from time to time, “TRANSITION AGREEMENT”) dated as of 11 December 2000 and signed by MOTOROLA, Iridium Holdings LLC and ISLLC; and

WHEREAS, pursuant to Section 5(N) of the TRANSITION AGREEMENT, MOTOROLA has provided the required 12 month notice to ISLLC of its intent to discontinue manufacturing Iridium subscriber products and accessories under the TRANSITION AGREEMENT; and

WHEREAS, in accordance with Section 5(N)(1) of the TRANSITION AGREEMENT and Section 2.3 of the IPR AGREEMENT, ISLLC has designated SEL as the party with which MOTOROLA shall negotiate a manufacturing license; and

WHEREAS, in satisfaction of MOTOROLA’s obligations to enter into good faith negotiations relating to a manufacturing license with an alternative supplier designated by ISLLC, MOTOROLA and SEL mutually desire to enter into a non-exclusive license agreement under which MOTOROLA would grant to SEL certain rights in and to the SUBSCRIBER EQUIPMENT MANUFACTURING INFORMATION defined herein and based on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings set out herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MOTOROLA and SEL agree as follows:

AGREEMENT

ARTICLE I.  DEFINITIONS

Capitalized terms used in this AGREEMENT have the meanings set forth in the Background section of this AGREEMENT or as defined elsewhere in this AGREEMENT.

Section 1.1

“AFFILIATE” means, with respect to any PERSON, a PERSON that, directly or indirectly is controlled by, controls, or is under common control with such PERSON. As used in the preceding sentence, “control” shall mean and include, but not necessarily be limited to, (i) the ownership of 10% or more of the voting securities or other voting interests of any PERSON, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such PERSON, whether through the ownership of voting securities, by contract or otherwise.

Section 1.2

“AUTHORIZED TRANSFEROR” means Gary Dindia, Eric Ravn-Hansen, Dan Strong or any other MOTOROLA employee designated as an AUTHORIZED TRANSFEROR in writing to SEL by Robert J. McCall.

Section 1.3

“DESIGNED EQUIPMENT” means SATELLITE SUBSCRIBER EQUIPMENT or DUAL MODE EQUIPMENT for which engineering prototypes have been demonstrated and which were designed pursuant to the licenses of Section 2.1.1 and Section 2.1.5, respectively, of that certain Subscriber Equipment Technology Agreement (Design) dated as of even date herewith, by and between MOTOROLA and SEL.

Section 1.4

“DUAL MODE EQUIPMENT” means SUBSCRIBER EQUIPMENT that is operable in both a satellite communications mode and a terrestrial communications mode.

Section 1.5

“INTELLECTUAL PROPERTY CLAIM” means an intellectual property claim against MOTOROLA or an AFFILIATE of MOTOROLA relating in any way to the IRIDIUM SYSTEM, the MOTOROLA INTELLECTUAL PROPERTY RIGHTS (as defined in this AGREEMENT or as defined in the IPR AGREEMENT), the IRIDIUM TECHNICAL INFORMATION (as defined in the IPR AGREEMENT), the SUBSCRIBER EQUIPMENT MANUFACTURING INFORMATION, or any other technology, products or information licensed or provided in accordance with this AGREEMENT or the IPR AGREEMENT.

Section 1.6

“INTELLECTUAL PROPERTY RIGHTS” means copyrights, patents (other than design patents), database rights and trade secret rights, including any registrations and applications with respect to any of the foregoing. INTELLECTUAL PROPERTY RIGHTS does not include rights in design patents, trademarks, trade dress or registerable industrial designs and the like rights involving trade identity.

Section 1.7

“IPR AGREEMENT” means the Intellectual Property Rights Agreement dated 11 December, 2000, entered into by MOTOROLA and ISLLC.

Section 1.8

“IRIDIUM SUBSCRIBER EQUIPMENT” means only the Satellite Series Model 9505 version of the L-Band Transceiver (LBT), the Satellite Series Model 9505 portable unit or the Satellite Series Model 9520 mobile unit, as applicable.

Section 1.9

“IRIDIUM SYSTEM” means the completely integrated satellite-based digitally-switched first generation telecommunication system once owned by Iridium Operating LLC and acquired by ISLLC as of 11 December 2000. This term includes added spare satellites and repaired or replaced components of the SPACE SEGMENT, SYSTEM CONTROL SEGMENT and GATEWAY SEGMENT (as each are defined in the IPR AGREEMENT). IRIDIUM SYSTEM also includes (i) any upgraded, enhanced, or additional computer software incorporated into the SPACE SEGMENT, SYSTEM CONTROL SEGMENT, GATEWAY SEGMENT or other components of the IRIDIUM SYSTEM other than SUBSCRIBER EQUIPMENT; (ii) any upgraded, enhanced, or additional hardware components of the GATEWAY SEGMENT; and (iii) those upgraded, enhanced, or additional hardware components of the SPACE SEGMENT or the SYSTEM CONTROL SEGMENT that are not significantly modified from their original form. IRIDIUM SYSTEM does not include and shall in no event be interpreted to include (i) any SUBSCRIBER EQUIPMENT, (ii) a SECOND GENERATION IRIDIUM SYSTEM or any other satellite system; or (iii) any TERRESTRIAL WIRELESS SYSTEM(S) or any SUBSCRIBER EQUIPMENT or other equipment for use in connection with any TERRESTRIAL WIRELESS SYSTEM.

Section 1.10

“MOTOROLA INTELLECTUAL PROPERTY RIGHTS” means the INTELLECTUAL PROPERTY RIGHTS owned by MOTOROLA arising out of SUBSCRIBER EQUIPMENT MANUFACTURING INFORMATION. MOTOROLA INTELLECTUAL PROPERTY RIGHTS includes rights or licenses which MOTOROLA has received from its AFFILIATES and from unaffiliated third parties, but only to the extent that (i) such rights or licenses are necessary for the manufacture of IRIDIUM SUBSCRIBER EQUIPMENT, (ii) MOTOROLA has the right to grant to SEL rights and licenses under such AFFILIATE’S or third party’s INTELLECTUAL PROPERTY RIGHTS without cost to MOTOROLA or, if there is a cost, such cost is paid by SEL, and (iii) SEL has obtained the necessary consents pursuant to Section 2.7. MOTOROLA INTELLECTUAL PROPERTY RIGHTS specifically excludes any INTELLECTUAL PROPERTY RIGHTS relating to TERRESTRIAL WIRELESS SYSTEMS, automotive technologies, two-way radios and systems, semiconductor manufacturing, semiconductor structures, or semiconductor manufacturing processes.

Section 1.11

“NET SALES” shall mean (x) the total gross revenue or other consideration received from the sale, lease or other disposition of all SATELLITE SUBSCRIBER EQUIPMENT and DUAL MODE EQUIPMENT by SEL and its sublicensees that include or are designed or manufactured using SUBSCRIBER EQUIPMENT MANUFACTURING INFORMATION and all DESIGNED EQUIPMENT by SEL and its sublicensees less (y) credits or allowances given or made on account of returns or rejections of previously delivered SATELLITE SUBSCRIBER EQUIPMENT, DUAL MODE EQUIPMENT or DESIGNED EQUIPMENT and rebates. Sales or transfers to ISLLC or any AFFILIATE of ISLLC from SEL, SEL licensees or SEL manufacturers are sales within the definition of NET SALES; except however, the subsequent resale or transfer by or on behalf of ISLLC or its AFFILIATE of SATELLITE SUBSCRIBER EQUIPMENT, DUAL MODE EQUIPMENT and DESIGNED EQUIPMENT purchased from SEL, SEL licensees or SEL manufacturers are not sales within the definition of NET SALES so long as such equipment was previously included in the computation of NET SALES at the time of initial sale or transfer. Sales or transfers of SATELLITE SUBSCRIBER EQUIPMENT, DUAL MODE EQUIPMENT and DESIGNED EQUIPMENT between ISLLC and its AFFILIATES or between or among its AFFILIATES are not sales within the definition of NET SALES. NET SALES of SATELLITE SUBSCRIBER EQUIPMENT, DUAL MODE EQUIPMENT or DESIGNED EQUIPMENT sold, leased or otherwise disposed of as components of other systems or products by SEL, SEL licensees or SEL manufacturers, to the extent permitted under this AGREEMENT or otherwise authorized in a signed writing by MOTOROLA, shall be calculated based on the fair market value of such equipment (determined by the selling price for the same or comparable SATELLITE SUBSCRIBER EQUIPMENT, DUAL MODE EQUIPMENT or DESIGNED EQUIPMENT, as the case may be, on a stand-alone basis (i.e., not as a component of other systems or products) in an arm’s-length transaction between unrelated parties).

Section 1.12

“PERSON” means an individual, corporation, partnership, limited liability company, unincorporated association, trust, joint venture or other organization or entity, including any nation or government, foreign or domestic, any state or other political subdivision thereof and any agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including, without limitation, all taxing authorities.

Section 1.13

“SATELLITE SUBSCRIBER EQUIPMENT” means, collectively and individually, IRIDIUM SUBSCRIBER EQUIPMENT and other SUBSCRIBER EQUIPMENT that is operable on the IRIDIUM SYSTEM. SATELLITE SUBSCRIBER EQUIPMENT specifically excludes any SUBSCRIBER EQUIPMENT that is operable on a TERRESTRIAL WIRELESS SYSTEM.

Section 1.14

“SECOND GENERATION IRIDIUM SYSTEM” means (i) a complete satellite system that replaces in full the SPACE SEGMENT (as defined in the IPR AGREEMENT) of the existing, first generation IRIDIUM SYSTEM or that uses an air interface different from that described in Air Interface Specification document, SPC-E-0003.SYS; or (ii) a satellite system that does not completely replace the SPACE SEGMENT of the existing, first generation IRIDIUM SYSTEM but comprises a derivative of the existing, first generation IRIDIUM SYSTEM that includes upgraded or enhanced hardware components that are significantly modified from their original form.

Section 1.15

“SUBSCRIBER EQUIPMENT” means, collectively and individually, voice subscriber terminals (whether or not data capable) and paging equipment.

Section 1.16

“SUBSCRIBER EQUIPMENT MANUFACTURING INFORMATION” means TECHNICAL INFORMATION but only to the extent that such TECHNICAL INFORMATION is: (i) within MOTOROLA’s possession or control and reasonably available for transfer; (ii) capable of being provided by MOTOROLA to SEL without violation of any law or contractual obligation; (iii) capable of being provided by MOTOROLA to SEL without impeding MOTOROLA’s rights and licenses to continue to use the same (to the extent MOTOROLA desires to continue to use the same) and without incurring any cost to MOTOROLA (or if there is such a cost, such cost is paid by SEL); and (iv) provided by MOTOROLA to SEL as evidenced by a distribution letter from an AUTHORIZED TRANSFEROR in substantially the form attached hereto as Exhibit A-1. Subject to the foregoing, SUBSCRIBER EQUIPMENT MANUFACTURING INFORMATION shall include the information and materials identified in Exhibit A-2.

Section 1.17

“TECHNICAL INFORMATION” means information and material, including confidential and trade secret information (in whatever form) and computer software, developed by or on behalf of MOTOROLA’s Personal Communications Sector or other commercial business units relating to SATELLITE SUBSCRIBER EQUIPMENT.

Section 1.18

“TERM” shall have the meaning set forth in Section 7.1.1.

Section 1.19

“TERRESTRIAL WIRELESS SYSTEM(S)” means any terrestrial wireless communication system or equipment not incidental to a space-based commercial satellite communication system and any service provided using such a system or equipment. For the avoidance of doubt, TERRESTRIAL WIRELESS SYSTEM(S) specifically includes any equipment compatible with air interfaces for any of the following terrestrial wireless communication systems: IS-95 (CDMA), IS-136 (US TDMA), GSM, W-CDMA, CDMA2000 and iDen and future generations or evolutions of such systems.

ARTICLE II.  GRANTS

Section 2.1

License.

2.1.1

MOTOROLA grants to SEL a non-exclusive, non-transferable, worldwide license under MOTOROLA INTELLECTUAL PROPERTY RIGHTS during the TERM to use and modify the SUBSCRIBER EQUIPMENT MANUFACTURING INFORMATION solely to make and use SATELLITE SUBSCRIBER EQUIPMENT for use solely in connection with the IRIDIUM SYSTEM.  If ISLLC or Iridium Constellation LLC (“ICLLC”) deploys a SECOND GENERATION IRIDIUM SYSTEM that is backwards compatible with the SATELLITE SUBSCRIBER EQUIPMENT made and used pursuant to the license of this Section 2.1.1, the license of this Section 2.1.1 further includes the use of such SATELLITE SUBSCRIBER EQUIPMENT solely in connection with such SECOND GENERATION IRIDIUM SYSTEM.

2.1.2

Effective upon ISLLC accepting delivery of and paying in full for all subscriber products manufactured by or on behalf of MOTOROLA for ISLLC pursuant to the TRANSITION AGREEMENT (the “PURCHASE COMPLETION DATE”), MOTOROLA grants to SEL a non-exclusive, non-transferable, worldwide license under MOTOROLA INTELLECTUAL PROPERTY RIGHTS during the TERM to use and modify the SUBSCRIBER EQUIPMENT MANUFACTURING INFORMATION solely to sell, import and otherwise market SATELLITE SUBSCRIBER EQUIPMENT and DESIGNED EQUIPMENT for use solely in connection with the IRIDIUM SYSTEM. If ISLLC or ICLLC deploys a SECOND GENERATION IRIDIUM SYSTEM that is backwards compatible with the SATELLITE

SUBSCRIBER EQUIPMENT or DESIGNED EQUIPMENT sold, imported and marketed pursuant to the license of this Section 2.1.2, the license of this Section 2.1.2 further includes the use of such SATELLITE SUBSCRIBER EQUIPMENT or DESIGNED EQUIPMENT solely in connection with such SECOND GENERATION IRIDIUM SYSTEM.

2.1.3

(1)

MOTOROLA grants to SEL a non-exclusive, non-transferable worldwide license under MOTOROLA INTELLECTUAL PROPERTY RIGHTS during the TERM to use and modify the SUBSCRIBER EQUIPMENT MANUFACTURING INFORMATION solely to modify the software and firmware contained in IRIDIUM SUBSCRIBER EQUIPMENT previously manufactured by or on behalf of MOTOROLA for ISLLC for use solely in connection with the IRIDIUM SYSTEM and to sell and otherwise market such modified IRIDIUM SUBSCRIBER EQUIPMENT.

(b)

SEL acknowledges and agrees that in the event that SEL modifies or has modified any IRIDIUM SUBSCRIBER EQUIPMENT or any Satellite Series Model 9500 equipment manufactured by or on behalf of MOTOROLA (whether through modification of or to SUBSCRIBER EQUIPMENT MANUFACTURING INFORMATION or otherwise), notwithstanding anything herein or in any materials delivered with the IRIDIUM SUBSCRIBER EQUIPMENT or the Satellite Series Model 9500 equipment to the contrary, all warranties offered by MOTOROLA covering such modified IRIDIUM SUBSCRIBER EQUIPMENT or Satellite Series Model 9500 equipment shall terminate immediately upon such modification. In furtherance of the foregoing, SEL covenants and agrees that it will indemnify, defend, protect and hold harmless MOTOROLA from and against all losses, damages, liabilities, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including reasonable attorneys’ fees and expenses of investigation) incurred by MOTOROLA as a result of or arising from any warranty claim asserted by any PERSON relating to any modified IRIDIUM SUBSCRIBER EQUIPMENT or modified Satellite Series Model 9500 equipment.

2.1.4

MOTOROLA grants to SEL a non-exclusive, non-transferable, worldwide license under MOTOROLA INTELLECTUAL PROPERTY RIGHTS during the TERM and subject to the confidentiality provisions herein, to reproduce, modify and prepare derivative works of documents and software constituting part of the SUBSCRIBER EQUIPMENT MANUFACTURING INFORMATION solely in connection with the exercise of the rights granted in Sections 2.1.1, 2.1.2, 2.1.3 and 2.1.5.

2.1.5

MOTOROLA grants to SEL a non-exclusive, non-transferable, worldwide license under MOTOROLA INTELLECTUAL PROPERTY RIGHTS during the TERM and subject to the conditions set forth below, to use and modify the SUBSCRIBER EQUIPMENT MANUFACTURING INFORMATION solely to make and use, and, effective as of the PURCHASE COMPLETION DATE, to sell, import and otherwise market, DUAL MODE EQUIPMENT and DESIGNED EQUIPMENT for use solely in connection with the IRIDIUM SYSTEM. If ISLLC or ICLLC deploys a SECOND GENERATION IRIDIUM SYSTEM that is backwards compatible with the DUAL MODE EQUIPMENT or DESIGNED EQUIPMENT made, used, sold, imported and marketed pursuant to the license of this Section 2.1.5, the license of this Section 2.1.5 further includes the use of such DUAL MODE EQUIPMENT or DESIGNED EQUIPMENT solely in connection with such SECOND GENERATION IRIDIUM SYSTEM.

(a)

The license of this Section 2.1.5 is limited to use of the SUBSCRIBER EQUIPMENT MANUFACTURING INFORMATION (or permitted modifications thereof) solely on the satellite portion and common interface portions (such as the display) of such DUAL MODE EQUIPMENT.

(b)

Notwithstanding any other provision of this AGREEMENT, SEL acknowledges and agrees that it cannot and will not disclose any SUBSCRIBER EQUIPMENT MANUFACTURING INFORMATION or other MOTOROLA Confidential Information to any PERSON (or any employees of any PERSON that is not an individual) it desires to employ, work with, or contract with for the design, manufacture, use, sale, importation or marketing of DUAL MODE EQUIPMENT prior to providing MOTOROLA notice of such PERSON and the information sought to be disclosed and receiving MOTOROLA’S written approval to disclose the requested information to the identified PERSON (and any employees of such PERSON if such PERSON is not an individual). MOTOROLA, in its sole discretion, has the right to withhold approval to disclose any or all SUBSCRIBER EQUIPMENT MANUFACTURING INFORMATION or other MOTOROLA Confidential Information to any PERSON.

(c)

SEL acknowledges that the license of this Section 2.1.5 is not a license to MOTOROLA intellectual property or under MOTOROLA proprietary rights relating to TERRESTRIAL WIRELESS SYSTEMS and that SEL may require additional licenses from MOTOROLA or others for the design, manufacture, use, sale, importation or marketing of DUAL MODE EQUIPMENT.

Section 2.2

Subject to MOTOROLA’s prior written approval reasonably exercised and subject to MOTOROLA’s rights and SEL’s obligations set forth in Section 2.3, the licenses of Section 2.1 include the right for SEL (but not for sublicensees, if any) to have made, have reproduced and have prepared derivative works and the right to grant sublicenses (of no greater scope than that which is granted to SEL under this AGREEMENT and with no right to grant further sublicenses). MOTOROLA may withhold its approval of a potential sublicensee if in MOTOROLA’s sole discretion MOTOROLA believes such potential sublicensee to be a direct competitor (or an affiliate of a direct competitor) of MOTOROLA or any of its businesses; provided, however, that if a PERSON is a direct competitor (or an affiliate of a direct competitor) of MOTOROLA solely as a result of the license granted to MOTOROLA by SEL pursuant to Section 2.8 below, such PERSON shall not be deemed a direct competitor (or an affiliate of a direct competitor) of MOTOROLA for purposes of this Section 2.2. SEL acknowledges and agrees that MOTOROLA’s withholding of approval of a potential sublicensee based on such potential sublicensee being a direct competitor (or an affiliate of a direct competitor) of MOTOROLA is a reasonable exercise of MOTOROLA’s discretion under this Section 2.2.

Section 2.3

MOTOROLA expressly reserves the right to terminate SEL’s right to have made, have reproduced and have prepared derivative works and SEL’s right to grant sublicenses immediately with respect to a PERSON operating thereunder if such PERSON files a lawsuit or commences an arbitration or other formal proceeding that asserts an INTELLECTUAL PROPERTY CLAIM against MOTOROLA or any of its AFFILIATES. If MOTOROLA receives notice of a potential INTELLECTUAL PROPERTY CLAIM from an entity operating under SEL’s rights or under an SEL sublicense in accordance with this AGREEMENT, MOTOROLA will promptly notify SEL of the potential termination of the applicable license and right with respect to the claiming PERSON. SEL agrees to include in any exercise of its rights and in any sublicense grant, the express condition that the right or sublicense terminates immediately upon SEL’s receipt of notice from MOTOROLA that SEL’s applicable right or license is terminated.

Section 2.4

For the avoidance of doubt, the licenses granted under this Article 2 are limited to the use and modification of SUBSCRIBER EQUIPMENT MANUFACTURING INFORMATION in connection with SATELLITE SUBSCRIBER EQUIPMENT and DUAL MODE EQUIPMENT for use on the IRIDIUM SYSTEM (and a SECOND GENERATION IRIDIUM SYSTEM solely to the extent permitted under Sections 2.1.1, 2.1.2 and 2.1.5) and do not extend to the use and modification of

SUBSCRIBER EQUIPMENT MANUFACTURING INFORMATION in connection with any other fields, such as but not limited to, the cellular subscriber equipment not incidental to a space-based commercial satellite communication system, semiconductor, two-way radio or automotive fields. For the further avoidance of doubt, the licenses granted under this Article 2 do not extend to, encompass, or otherwise apply to any equipment or portion of equipment (except as specifically prescribed in Section 2.1.5) compatible with air interfaces for any of the following wireless communication systems: IS-95 (CDMA), IS-136 (US TDMA), GSM, W-CDMA, CDMA2000 iDen or future generations or evolutions of such systems. The parties acknowledge that the foregoing limitations do not prohibit SEL from mounting or otherwise integrating SATELLITE SUBSCRIBER EQUIPMENT made and used pursuant to the licenses granted under this Article 2 into any transportation equipment or fixed assets.

Section 2.5

Ownership of MOTOROLA INTELLECTUAL PROPERTY RIGHTS and SUBSCRIBER EQUIPMENT MANUFACTURING INFORMATION. MOTOROLA retains all right, title and interest in and to the MOTOROLA INTELLECTUAL PROPERTY RIGHTS and the SUBSCRIBER EQUIPMENT MANUFACTURING INFORMATION. This AGREEMENT does not and shall not be interpreted to grant SEL any rights (i) to utilize MOTOROLA INTELLECTUAL PROPERTY RIGHTS or the SUBSCRIBER EQUIPMENT MANUFACTURING INFORMATION in any manner other than as expressly stated herein; or (ii) to make, sell, lease, or otherwise dispose of any SUBSCRIBER EQUIPMENT or any other products or services for use in connection with TERRESTRIAL WIRELESS SYSTEMS except as expressly stated herein.

Section 2.6

Intentionally Omitted.

Section 2.7

MOTOROLA does not grant to SEL any right or license to third party intellectual property, except as expressly provided in this AGREEMENT, and MOTOROLA has no obligation to provide any third party intellectual property to SEL. With respect to third party intellectual property:

2.7.1

It is SEL’s sole responsibility to obtain any and all third party licenses and consents necessary to possess, access, use or operate any third party intellectual property or SUBSCRIBER EQUIPMENT MANUFACTURING INFORMATION used in, contained within, or used for support of the manufacture, use, or sale of SATELLITE SUBSCRIBER EQUIPMENT or DUAL MODE EQUIPMENT (collectively “THIRD PARTY CONSENTS”).

2.7.2

MOTOROLA’s license to SEL to use or modify the SUBSCRIBER EQUIPMENT MANUFACTURING INFORMATION is effective only to the extent that (a) no THIRD PARTY CONSENTS are required to grant such license or (b) SEL secures the required THIRD PARTY CONSENTS.

2.7.3

SEL shall not access, use or operate any intellectual property for which a THIRD PARTY CONSENT is required until such a consent is obtained, and a copy forwarded to and approved by MOTOROLA.

Section 2.8

Ownership of Modifications and Derivative Works. Modifications and derivative works of documents and software constituting part of the SUBSCRIBER EQUIPMENT MANUFACTURING INFORMATION made pursuant to Sections 2.1.4 or 2.2 shall be owned by SEL, subject to MOTOROLA’s ownership rights and interest in the underlying works. SEL grants to MOTOROLA a fully paid-up, royalty-free, worldwide, non-exclusive license to use, make and have made products, systems and services incorporating in whole or in part such modifications or derivative works and to lease, sell, offer for sale, import and otherwise dispose of products, systems and services so made.

ARTICLE III.  DELIVERY; SUPPORT AND TRANSITION SERVICES

Section 3.1

MOTOROLA shall deliver to SEL the TECHNICAL INFORMATION that is currently necessary to manufacture IRIDIUM SUBSCRIBER EQUIPMENT by or on behalf of MOTOROLA; provided, however, that MOTOROLA shall have no obligation to deliver (x) any TECHNICAL INFORMATION that is not currently necessary to the manufacture of IRIDIUM SUBSCRIBER EQUIPMENT by or on behalf of MOTOROLA or (y) any TECHNICAL INFORMATION on obsolete parts or components, whether or not such parts or components were manufactured by MOTOROLA or used by or on behalf of MOTOROLA in the manufacture of IRIDIUM SUBSCRIBER EQUIPMENT. Subject to the foregoing and Section 6.1, upon completion of delivery to SEL of information MOTOROLA has identified as TECHNICAL INFORMATION that is currently necessary to the manufacture of IRIDIUM SUBSCRIBER EQUIPMENT by or on behalf of MOTOROLA that is in MOTOROLA’s possession and reasonably available for provision to SEL, MOTOROLA shall provide notice to SEL of such completion. MOTOROLA has no obligation, express or implied, to deliver any TECHNICAL INFORMATION after December 31, 2002.

Section 3.2

Support and transition services, if any, will be addressed in a separate agreement. MOTOROLA has no obligation to provide support or transition services obligations under this AGREEMENT or to enter into any separate agreements therefor.

ARTICLE IV.  PROTECTION OF INFORMATION.

The parties have entered into a Non-Disclosure Agreement (the “NDA”), which is attached hereto as Exhibit B. The terms of the NDA are incorporated herein, and shall apply to “Confidential Information” (as defined in the NDA) that is exchanged pursuant to this AGREEMENT. The provisions of the NDA are in addition to any other remedies available to either party in the event of a breach by the other. The terms and conditions of this AGREEMENT shall be considered Confidential Information to be treated in accordance with the terms of the NDA. Additionally, all TECHNICAL INFORMATION disclosed to SEL hereunder or previously disclosed under the NDA shall be considered “Confidential Information,” to be treated in accordance with the terms of the NDA. Confidential Information exchanged pursuant to the NDA or pursuant to this AGREEMENT may be used only to accomplish the stated purposes of the NDA and the stated purposes of this AGREEMENT. The obligations in the NDA regarding use and nondisclosure of Confidential Information shall survive termination of this AGREEMENT with respect to Confidential Information exchanged hereunder. Notwithstanding the provisions of the NDA regarding the term of protection of Confidential Information, with respect to TECHNICAL INFORMATION, the obligations in the NDA regarding use and nondisclosure of Confidential Information shall survive termination of this AGREEMENT for a period of ten (10) years following such termination. If this AGREEMENT is terminated, any TECHNICAL INFORMATION previously transferred to SEL shall be promptly returned to MOTOROLA upon MOTOROLA‘s request.

ARTICLE V.  COMPENSATION

Section 5.1

In partial consideration of the rights granted by MOTOROLA to SEL under this AGREEMENT, SEL agrees to pay MOTOROLA a royalty for the licenses granted under Article 2 equal to Two Percent (2%) of NET SALES of SATELLITE SUBSCRIBER EQUIPMENT and DUAL MODE EQUIPMENT.

Section 5.2

SEL’s obligation to pay royalties pursuant to Section 5.1 shall commence upon the first commercial sale of SATELLITE SUBSCRIBER EQUIPMENT and/or DUAL MODE EQUIPMENT (whether such sale is by or on behalf of SEL, an SEL AFFILIATE or an SEL licensee or manufacturer). SATELLITE SUBSCRIBER EQUIPMENT and/or DUAL MODE EQUIPMENT shall be deemed sold when invoiced or shipped, whichever occurs earlier.

Section 5.3

Within thirty (30) days after the end of each calendar quarter, whether or not a royalty payment is due for that period, SEL shall provide MOTOROLA with a written statement with respect to such period specifying the NET SALES of SATELLITE SUBSCRIBER EQUIPMENT and DUAL MODE EQUIPMENT during the period, and the amount of royalty due, if any. The written statement shall further specify, by entity (e.g., SEL, an SEL AFFILIATE or an SEL licensee or manufacturer), the quantity, price, credits, allowances and rebates for each model or type of SATELLITE SUBSCRIBER EQUIPMENT and DUAL MODE EQUIPMENT sold, leased, or otherwise disposed of during the period.

Section 5.4

SEL shall give MOTOROLA prompt written notice of (no later than 15 business days after) the first commercial sale (whether by SEL, an SEL AFFILIATE, or an SEL licensee or manufacturer) of a unit of SATELLITE SUBSCRIBER EQUIPMENT and/or DUAL MODE EQUIPMENT.

Section 5.5

SEL shall keep or obtain and require its AFFILIATES, its manufacturers and its licensees to keep or obtain complete and accurate records pertaining to the NET SALES of SATELLITE SUBSCRIBER EQUIPMENT and DUAL MODE EQUIPMENT appropriate to determine royalties payable under Section 5.1 of this AGREEMENT.

Section 5.6

At the request and expense of MOTOROLA, Ernst & Young, or another independent certified public accountant selected by SEL and approved by MOTOROLA, shall have access, at SEL’s principal place of business (or that of its AFFILIATES or its licensees or manufacturers, as applicable) during ordinary business hours, to such records maintained or obtained by SEL, its AFFILIATES and its licensees and manufacturers as may be necessary to: 1) determine, with respect to any of the three (3) preceding calendar years, the correctness of any report or payment made under this AGREEMENT, or 2) obtain information as to the royalty payable in case of SEL’s failure to report or pay such royalty pursuant to this AGREEMENT. If deemed necessary or desirable in the sole opinion of the accountant, the accountant shall at MOTOROLA’s expense be permitted to consult with and obtain the assistance of consultants selected by the accountant and reasonably acceptable to SEL. Neither the accountant nor the selected consultants shall disclose to MOTOROLA or any third parties any information relating to the business of SEL, its AFFILIATES, or its licensees or manufacturers other than information relating solely to the accuracy of the reports and payments due under this AGREEMENT. Notwithstanding anything hereunder to the contrary, if after any such audit of the books and records of SEL and its AFFILIATES or the records obtained from its licensees or manufacturers, it is determined that additional royalties are owing to MOTOROLA hereunder, then, to the extent such additional royalties exceed $5,000 or five percent (5%) of the amount paid to MOTOROLA for the applicable period, whichever is greater, SEL shall be responsible for all of MOTOROLA’s reasonable out of pocket expenses in auditing such books and records, including, without limitation the accountant’s fees.

Section 5.7

All payments due pursuant to this Article 5 shall be due and payable on a quarterly basis. SEL shall make any royalty payment due under Section 5.1 on NET SALES of SATELLITE SUBSCRIBER EQUIPMENT and DUAL MODE EQUIPMENT in each calendar quarter within thirty (30) days after the end of such calendar quarter.

5.7.1

Any sum required under the law of any governmental authority to be withheld by SEL from payment for the account of MOTOROLA under Section 5.1 shall be promptly paid for and on behalf of MOTOROLA to the appropriate tax or other governmental authorities, and SEL shall furnish MOTOROLA with copies of official tax receipts or other appropriate evidence issued by the appropriate tax or other governmental authorities to enable MOTOROLA to support a claim for tax or other credit or refund in respect of any sum so withheld.

5.7.2

All conversions from foreign currency to United States funds shall be at the buying rate for that country’s currency at Citibank, New York, New York, or such other bank as agreed to by the parties, or on another acceptable exchange conversion procedure as agreed to by both parties on the last business day of the quarter.

ARTICLE VI.  REPRESENTATIONS; DISCLAIMERS

Section 6.1

Representation and Limited Obligation Regarding TECHNICAL INFORMATION. MOTOROLA represents and warrants that portions of the SUBSCRIBER EQUIPMENT MANUFACTURING INFORMATION have been used by MOTOROLA in the manufacture of the IRIDIUM SUBSCRIBER EQUIPMENT, but MOTOROLA otherwise makes no representations that the SUBSCRIBER EQUIPMENT MANUFACTURING INFORMATION comprises all the technology or documentation necessary for SEL or others to design, manufacture or test SATELLITE SUBSCRIBER EQUIPMENT, DUAL MODE EQUIPMENT, or any other products or to provide IRIDIUM SERVICES (as defined in the IPR AGREEMENT) or any other services. MOTOROLA has no obligation to identify or provide all items that could fall within the scope of the definition of TECHNICAL INFORMATION. Additionally, MOTOROLA has no obligation to document technology not already documented or to provide SEL or others rights of access to or use of any technology not specifically licensed hereunder. SEL acknowledges that SEL has been given the opportunity to conduct the due diligence necessary to determine the TECHNICAL INFORMATION necessary for SEL or others to manufacture IRIDIUM SUBSCRIBER EQUIPMENT. SEL understands and acknowledges that elements of the IRIDIUM SUBSCRIBER EQUIPMENT are neither designed nor manufactured by MOTOROLA, including certain components, assemblies, hardware components and software programs (“NON-MOTOROLA SOURCED SUBSCRIBER EQUIPMENT COMPONENTS”). MOTOROLA shall not be required to provide enabling information regarding such NON-MOTOROLA SOURCED SUBSCRIBER EQUIPMENT COMPONENTS. SEL further understands and acknowledges that it may not be able to manufacture or have manufactured IRIDIUM SUBSCRIBER EQUIPMENT as manufactured by or for MOTOROLA due to component obsolescence.

Section 6.2

MOTOROLA represents and warrants that it has not sold, transferred or granted an exclusive or sole license in any MOTOROLA INTELLECTUAL PROPERTY RIGHTS necessary to manufacture or sell the IRIDIUM SUBSCRIBER EQUIPMENT or, to its knowledge, for SEL to otherwise enjoy the benefits of this AGREEMENT. To the extent MOTOROLA INTELLECTUAL PROPERTY RIGHTS are owned or held by an AFFILIATE of MOTOROLA, MOTOROLA agrees to use reasonable efforts to obtain for SEL the necessary licenses to such MOTOROLA INTELLECTUAL PROPERTY RIGHTS consistent with the licenses granted herein but subject to any royalties or fees charged to MOTOROLA by such AFFILIATE.

Section 6.3

No Other Warranty. EXCEPT AS PROVIDED IN SECTIONS 6.1 AND 6.2, MOTOROLA MAKES NO REPRESENTATION OR WARRANTY REGARDING THE SUBSCRIBER EQUIPMENT MANUFACTURING INFORMATION, ALL OF WHICH IS PROVIDED “AS IS”. MOTOROLA WILL NOT PROVIDE ANY UPDATES, ENHANCEMENTS, EXTENSIONS, SUPPORT, ASSISTANCE, INSTALLATION, TRAINING OR OTHER SERVICES EXCEPT AS EXPLICITLY PROVIDED IN THIS AGREEMENT. MOTOROLA SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

Section 6.4

Limitation of Liability. IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY OR ANY OTHER THIRD PARTY FOR ANY LOST PROFITS, LOST DATA, OR LOSS OF USE, OR FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT, UNDER ANY CAUSE OF ACTION OR THEORY OF LIABILITY ARISING UNDER FEDERAL OR STATE LAW, AND IRRESPECTIVE OF WHETHER THAT PARTY HAS ADVANCE NOTICE OF THE POSSIBILITY

OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

Section 6.5

Nothing contained in this AGREEMENT shall be construed as:

6.5.1

restricting the right of MOTOROLA or any of its AFFILIATES to make, use, sell, lease or otherwise dispose of any particular product or products;

6.5.2

an admission by SEL of, or a warranty or representation by MOTOROLA as to, the validity and/or scope of the MOTOROLA INTELLECTUAL PROPERTY RIGHTS, or a limitation on SEL to contest, in any proceeding, the validity and/or scope thereof;

6.5.3

an admission by MOTOROLA of, or a warranty or representation by SEL as to, the validity and/or scope of any INTELLECTUAL PROPERTY RIGHTS of SEL, or a limitation on MOTOROLA to contest, in any proceeding, the validity and/or scope thereof;

6.5.4

conferring any license or other right, by implication, estoppel or otherwise under any MOTOROLA INTELLECTUAL PROPERTY RIGHTS, except as expressly granted herein;

6.5.5

conferring any license or right with respect to any trademark, trade or brand name, a corporate name of either party or any of their respective AFFILIATES, or any other name or mark, or contraction, abbreviation or simulation thereof.,

6.5.6

imposing on MOTOROLA any obligation to institute any suit or action for infringement of any MOTOROLA INTELLECTUAL PROPERTY RIGHTS, or to defend any suit or action brought by a third party which challenges or concerns the validity of any MOTOROLA INTELLECTUAL PROPERTY RIGHTS;

6.5.7

a warranty or representation by MOTOROLA that the use of the SUBSCRIBER EQUIPMENT MANUFACTURING INFORMATION as contemplated herein, or any sale, lease or other disposition of SATELLITE SUBSCRIBER EQUIPMENT, DUAL MODE EQUIPMENT, or IRIDIUM SERVICES (as defined in the IPR AGREEMENT) or any other products or services will be free from infringement of any intellectual property rights;

6.5.8

imposing on either party any obligation to file any patent application or to secure any INTELLECTUAL PROPERTY RIGHTS or maintain any INTELLECTUAL PROPERTY RIGHTS in force; or

6.5.9

an obligation on either party to furnish any manufacturing or technical information under this AGREEMENT, except as the same is specifically provided for herein.

Section 6.6

Cap on Liability.

6.6.1

IN NO EVENT AND UNDER NO CIRCUMSTANCE SHALL MOTOROLA OR ANY AFFILIATE OF MOTOROLA BE LIABLE TO SEL, ANY AFFILIATE OF SEL, ANY SEL LICENSEE OR MANUFACTURER OR ANYONE CLAIMING BY OR THROUGH SEL, ANY SUCH AFFILIATE OR ANY THIRD PARTIES (INCLUDING, BUT NOT LIMITED TO, DIRECT OR INDIRECT CUSTOMERS OF ISLLC) IN AN AGGREGATE CUMULATIVE AMOUNT IN EXCESS OF U.S.$ 5,000,000 FOR ANY AND ALL COSTS, DAMAGES, CLAIMS OR LOSSES WHATSOEVER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY PROVISION HEREUNDER, WHETHER PURSUED AS A BREACH (I.E. DEFAULT) OF THE AGREEMENT OR AS A TORT OR OTHER CAUSE OF ACTION, AND INCLUDING AN ACTION RELATING TO INDEMNIFICATION, IF ANY.

6.6.2

IN NO EVENT AND UNDER NO CIRCUMSTANCE SHALL SEL BE LIABLE TO MOTOROLA OR ANY AFFILIATE OF MOTOROLA OR ANYONE CLAIMING BY OR THROUGH MOTOROLA, ANY SUCH AFFILIATE OR ANY THIRD PARTIES (INCLUDING, BUT NOT LIMITED TO, DIRECT OR INDIRECT CUSTOMERS OF OR VENDORS TO MOTOROLA) IN AN AGGREGATE CUMULATIVE AMOUNT IN EXCESS OF U.S.$ 5,000,000 FOR ANY AND ALL COSTS, DAMAGES, CLAIMS OR LOSSES WHATSOEVER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY PROVISION HEREUNDER, WHETHER PURSUED AS A BREACH (I.E. DEFAULT) OF THE AGREEMENT OR AS A TORT OR OTHER CAUSE OF ACTION, AND INCLUDING AN ACTION RELATING TO INDEMNIFICATION, IF ANY.

6.6.3

Each party shall (a) use its reasonable efforts to mitigate the losses, damages, liabilities, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including reasonable attorneys’ fees and expenses of investigation), for which it seeks indemnification hereunder and (b) assign to the indemnifying party all of such party’s claims for recovery against third parties as to losses, damages, liabilities, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including reasonable attorneys’ fees and expenses of investigation), whether by insurance coverage, contribution claims, subrogation or otherwise.

ARTICLE VII.  GENERAL

Section 7.1

Term and Termination.

7.1.1

Term. This AGREEMENT shall be effective upon the date hereof and shall continue in force for the life of the IRIDIUM SYSTEM unless terminated sooner by (i) the terms of this AGREEMENT or (ii) the mutual agreement of the parties (the “TERM”). This AGREEMENT shall terminate immediately and automatically upon termination of the TRANSITION AGREEMENT or the IPR AGREEMENT.

7.1.2

Termination for Cause.

7.1.2.1

MOTOROLA shall have the right to terminate this AGREEMENT by giving written notice to SEL at any time upon or after the occurrence of:

(a)

any change to SEL’s certificate of formation or to Section 1.1, Article III, Section 5.4, Article VI, Article XI or Article XIII of the operating agreement of SEL; or

(b)

any Change of Control (as defined in Section 10A(2) of the TRANSITION AGREEMENT); or

(c)

the commencement by ISLLC of a voluntary proceeding concerning itself under any bankruptcy or insolvency law; or the commencement of any involuntary proceeding against ISLLC under any bankruptcy or insolvency law where a petition has not been dismissed within one hundred and twenty (120) calendar days after commencement; or a receiver or custodian is appointed for or takes charge of all or substantially all of the property of ISLLC and such receiver or custodian has not been dismissed within ninety (90) calendar days; or ISLLC has taken action toward winding up, dissolution, or liquidation of its business; or ISLLC has been adjudicated bankrupt or insolvent; or ISLLC has made a general assignment for the benefit of creditors; or

(d)

material failure of ISLLC to perform or comply with a provision of the IPR AGREEMENT, the TRANSITION AGREEMENT, or any other agreement between ISLLC and MOTOROLA and such failure continues unremedied for a period of thirty (30) calendar days or more following notice from MOTOROLA of such failure. For the avoidance of doubt, if ISLLC defaults in any material respect in the performance of any of its obligations to MOTOROLA (specifically including its obligations to make payments when due) under the IPR AGREEMENT, or the TRANSITION AGREEMENT or any of the agreements arising therefrom, and if ISLLC fails to remedy any such default within thirty (30) days after written notice of such default by MOTOROLA, MOTOROLA may, at its option, immediately terminate this AGREEMENT and the rights and licenses granted herein by providing SEL notice in writing to such effect.

7.1.2.2

Either party shall have the right to terminate this AGREEMENT by giving written notice to the other party at any time upon or after:

(a)

the commencement by such other party of a voluntary proceeding concerning itself under any bankruptcy or insolvency law; or the commencement of any involuntary proceeding against such other party under any bankruptcy or insolvency law where a petition has not been dismissed within one hundred and twenty (120) calendar days after commencement; or a receiver or custodian is appointed for or takes charge of all or substantially all of the property of such other party and such receiver or custodian has not been dismissed within ninety (90) calendar days; or such other party has taken action toward winding up, dissolution, or liquidation of its business; or such other party has been adjudicated bankrupt or insolvent; or such other party has made a general assignment for the benefit of creditors; or

(b)

material failure of such other party to perform or comply with a provision of this AGREEMENT or any other agreement between the parties and such failure continues unremedied for a period of thirty (30) calendar days or more following notice from the non-breaching party of such failure.

Section 7.2

Survival. The following rights and obligations shall survive any termination of this AGREEMENT to the degree necessary to permit their complete fulfillment or discharge:

7.2.1

Obligations of confidentiality; and

7.2.2

Licenses running in favor of customers of SEL with respect to products sold or services provided prior to termination.

Section 7.3

Notices and Requests. All notices required or permitted to be given under this AGREEMENT shall be in writing, shall make reference to this AGREEMENT, and shall be delivered by hand, confirmed email or facsimile transmission, or dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, and addressed to the parties at the address listed below. All notices shall be deemed served when verification of delivery has been received, as required by this Article. Either party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such party at the changed address.

If to MOTOROLA:	If to SEL:

Motorola, Inc. 1301 E. Algonquin Road Schaumburg, Illinois 60196 Fax: 847-538-2491 Attn: Robert J. McCall	SE Licensing LLC 1600 Wilson Boulevard, Suite 1000 Arlington, Virginia 22209 Fax: 703-465-1038 Attn:

With copy to:	With copies to:

Motorola Inc. Law Department 1303 E. Algonquin Road Schaumburg, Illinois 60196 Fax: 847-576-3750 Attn: Senior Vice President and Assistant General Counsel Intellectual Property

SE Licensing LLC

1600 Wilson Boulevard, Suite 1000

Arlington, Virginia 22209

Fax: 703-465-1038

Attn: General Counsel

and

Neuberger, Quinn, Gielen, Rubin &

      Gibber, P.A.

One South Street, 27th Floor

Baltimore, MD 21202

Fax: (410) 332-8594

Attn: Isaac M. Neuberger, Esq.

Section 7.4

Governing Law. Any claim arising under or relating to this AGREEMENT shall be governed by the internal substantive laws of the State of Illinois without regard to principles of conflict of laws. Each party hereto irrevocably submits to the exclusive jurisdiction of a state or federal court in Chicago, Illinois, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that the venue thereof may not be appropriate, that such suit, action or proceeding is improper or that this Agreement may not be enforced in or by said courts, and each Party hereto irrevocably agrees that all claims with respect to such suit, action or proceeding shall be heard and determined in such court. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 7.5

Export. SEL shall not export from the U.S., either directly or indirectly, any SUBSCRIBER EQUIPMENT MANUFACTURING INFORMATION or system or product incorporating the SUBSCRIBER EQUIPMENT MANUFACTURING INFORMATION without first obtaining any required license or other approval from the U. S. Department of Commerce, U.S. Department of Defense, or any other agency or department of the United States Government. In the event SEL exports any such materials from the United States or re-exports any such materials from a foreign destination, SEL shall ensure that the distribution and export/re-export is in compliance with all laws, regulations, orders, or other restrictions of the U.S. Export Administration Regulations. SEL agrees that it will not, nor will it allow others to, export/re-export any technical data, process, SUBSCRIBER EQUIPMENT MANUFACTURING INFORMATION, other information provided hereunder, or service, directly or indirectly, to any country for which the United States government or any agency thereof requires an export license, other governmental approval, or letter of assurance, without first obtaining such license, approval or letter.

Section 7.6

Assignment. This AGREEMENT shall be binding upon the parties and their respective successors and assigns. This AGREEMENT and/or the rights or obligations under this AGREEMENT may not transferred or assigned by operation of law. Neither party may assign any or all of its rights or obligations under this AGREEMENT or the NDA, in whole or in part, without the express written consent of the other party to this AGREEMENT, except that MOTOROLA may assign this AGREEMENT and the NDA to an AFFILIATE or a successor corporation or in connection with any merger, consolidation or sale of all or substantially all its assets to which it is a party.

Section 7.7

Severability. If any one or more provisions of this AGREEMENT are held for any reason to be invalid or unenforceable, the remaining provisions of this AGREEMENT will be unimpaired and the parties shall use good faith to negotiate a substitute, valid and enforceable provision that most nearly effects the parties’ intention underlying the invalid or unenforceable provision.

Section 7.8

Order of Precedence. In the event of any conflict between the terms and conditions of this AGREEMENT and the IPR AGREEMENT or the TRANSITION AGREEMENT, the terms of this AGREEMENT shall govern.

Section 7.9

Waiver and Modification. Failure by either party to enforce any provision of this AGREEMENT shall not be deemed a waiver of future enforcement of that or any other provision. Any waiver, amendment or other modification of any provision of this AGREEMENT shall be effective only if in writing and signed by both parties.

Section 7.10

Relationship of the Parties. Nothing in this AGREEMENT shall be construed as creating any partnership, joint venture, or agency between the parties. This AGREEMENT is the result of negotiation between the parties. Each of the parties acknowledges that it has been represented by counsel during such negotiation. Accordingly, this AGREEMENT shall not be construed for or against either party regardless of which party drafted this AGREEMENT or any portion thereof.

Section 7.11

Entire Agreement. The terms and conditions of this AGREEMENT, including its exhibits, constitutes the entire agreement between the parties with respect to the subject matter of this AGREEMENT, and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, and specifically, Section 5(N)(1) of the TRANSITION AGREEMENT and Sections 2.3, 2.4 and 2.7 of the IPR AGREEMENT. The section headings contained in this AGREEMENT are for reference purposes only and shall not affect in any way the meaning or interpretation of this AGREEMENT. No oral explanation or oral information by either party shall alter the meaning or interpretation of this AGREEMENT. This AGREEMENT may be executed in two or more counterparts, all of which, taken together, shall be regarded as one and the same instrument. The following exhibits are attached hereto and incorporated herein:

Exhibit A-1

FORM OF MOTOROLA DISTRIBUTION LETTER

Exhibit A-2

SUBSCRIBER EQUIPMENT MANUFACTURING INFORMATION

Exhibit B

NONDISCLOSURE AGREEMENT

Section 7.12

Agreements with Other Parties. SEL shall require its AFFILIATES, manufacturers and licensees to comply with terms and conditions commensurate with those of this AGREEMENT that are reasonably necessary to perfect MOTOROLA’s rights set forth in this AGREEMENT and to otherwise afford MOTOROLA the benefits of the terms and conditions of this AGREEMENT, including, without limitation, the access and audit rights of MOTOROLA set forth in Section 5.6 hereof.

MOTOROLA, INC.	SE LICENSING LLC

By: /s/ Robert J. McCall	By: /s/ Gino Picasso
(signature)	(signature)

Name: Robert J. McCall	Name: Gino Picasso
Title: Corporate V.P.	Title: CEO / President

Date: September 26, 2002	Date: September 30, 2002

By: /s/ Jonathan P. Meyer

Name: Jonathan P. Meyer
Title: Senior Vice President and Assistant General Counsel Intellectual Property

Date: September 26, 2002